UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2012

GENVEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 West Watkins Mill Road, Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 632 0740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 25, 2012, GenVec, Inc. (the “Company”) announced that it is lowering its operating costs to conserve capital, including eliminating 23 positions, or approximately 30% of its workforce. The Company estimates that the cost reductions realized by this reduction in workforce will allow it to fund its operations through the third quarter of 2014. The Company expects that this reduction in workforce, which is pursuant to a course of action committed to on September 21, 2012, will be substantially completed in the third quarter of 2012, with one position remaining into the fourth quarter of 2012.

The Company estimates that approximately $0.66 million of expenses will be incurred in the third quarter of 2012 due to the costs of reducing its workforce, $0.44 million of which will result in cash expenditures in the fourth quarter of 2012 and the remaining amount will result in cash expenditures ratably over the first three quarters of 2013.

Forward-Looking Statements

The statements above about cost reductions, costs, the timing of the reduction in workforce, amounts of future cash expenditures and the expectation with respect to the sufficiency of funds for operations, among other statements, are forward-looking statements and are subject to a number of assumptions. Actual results and experience may differ materially as a result of various important factors, including the factors and risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2011 and subsequent Forms 10-Q. The Company may incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, this reduction in workforce.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with the reduction in workforce described above in Item 2.05, on September 24, 2012, the employment of one of the Company’s named executive officers, Michael C. Tucker, Vice President, Legal Affairs and Strategy, was terminated effective September 28, 2012.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

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A copy of the press release regarding the announcement of the reduction in workforce described above is attached hereto and incorporated herein by reference as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press release of GenVec, Inc., dated September 25, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

Date: September 25, 2012	By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

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EXHIBIT INDEX

Number	Description
99.1	Press release of GenVec, Inc. dated September 25, 2012

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